                                                                     EXHIBIT 4.2

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT AND IN THE LOAN AGREEMENT, DATED AS OF OCTOBER 30, 2003, BETWEEN SOURCE INTERLINK COMPANIES, INC., AND EACH OF ITS SUBSIDIARIES PARTY THERETO AND HILCO CAPITAL LP OR ITS AFFILIATE, COPIES OF WHICH WILL BE MADE AVAILABLE UPON REQUEST.

                        SOURCE INTERLINK COMPANIES, INC.

                          COMMON STOCK PURCHASE WARRANT

No. __                                                         October 30, 2003

                                                     Warrant to Purchase 400,000
                                                          Shares of Common Stock

                  SOURCE INTERLINK COMPANIES, INC., a Missouri corporation (the "Company"), for value received, hereby certifies that Hilco Capital LP, or its registered assigns (the "Holder"), is entitled to purchase from the Company Four Hundred Thousand (400,000) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), at a purchase price per share equal to $8.04 (the "Purchase Price"), at any time or from time to time but prior to 5:00 P.M., New York City time, on the fifth anniversary of the date hereof (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this warrant (this "Warrant").

                  This Warrant (the "Warrant", such term to include any warrant or warrants issued in substitution therefor) is issued pursuant to the terms of a certain Loan Agreement, dated as of the date hereof (as amended or otherwise modified from time to time, the "Loan Agreement"), between the Company and certain of its subsidiaries, as Borrowers, the Holder and certain other lenders from time to time named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Loan Agreement.

                  1. Definitions. As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

                  "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold or, pursuant to
Section 3.3 or 3.4, deemed to be issued by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than:

                  (a) (i) shares issued upon the exercise of this Warrant, or (ii) such number of additional shares as may become issuable upon the exercise of this Warrant by reason of adjustments required pursuant to the anti-dilution provisions applicable to this Warrant as in effect on the date hereof,

                  (b) (i) shares issued upon the exercise of options granted or to be granted under the Company's stock option plans as in effect on the date hereof or under any other employee stock option or purchase plan or plans adopted or assumed after such date by the Company's Board of Directors and approved by its stockholders; provided in each such case that the exercise or purchase price for any such share shall not be less than 95% of the fair market value (determined in good faith by the Company's Board of Directors) of the Common Stock on the date of grant, and (ii) such additional number of shares as may become issuable pursuant to the terms of any such plans by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock, and

                  (c) (i) shares issued upon the exercise or conversion of options or any other securities convertible into or exchangeable for shares of Common Stock outstanding as of the date hereof, including without limitation shares issuable upon exercise of those securities on or prior to the date hereof, (ii) such additional number of shares as may become issuable upon the exercise of any such securities by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, but only if and to the extent that such adjustments are required as the result of the original issuance of the Warrant, and (iii) such additional number of shares as may become issuable upon the exercise of any such securities by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock.

                  (d) (i) up to 150,000 shares of Common Stock issuable upon the exercise or conversion of options which may be issued to Melvyn Phillips and (ii) up to 75,000 shares of Common Stock issuable upon the exercise or conversion of options which may be issued in connection with the transactions described in the DEYCO Letter of Intent in favor of an entity to be formed to manage and/or acquire DEYCO as described in the DEYCO Letter of Intent.

                  "Appraised Fair Value" shall mean, with respect to any security or other property, the fair value (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith, by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Appraised Fair Value. Such independent banking firm shall determine Appraised Fair Value assuming a sale between a willing buyer and a willing seller, both of whom have full knowledge of all relevant facts bearing on such decision, and neither of whom is under any compulsion to sell or to buy. Such Appraised Fair Value determination, in the case of any security issued or issuable by the Company, shall not be discounted by virtue of the illiquid nature of such securities or the fact that such securities do not constitute a majority of the Common Stock outstanding but instead shall be deemed to have been sold as part of a transaction in which 100% of the Common Stock outstanding on a Fully Diluted Basis has been sold to a single purchaser.

                  "Business Day" shall mean any day other than a Saturday or a Sunday or any day on which national banks are authorized or required by law to close in Illinois. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

                  "Commission" shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

                  "Common Stock" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                  "Company" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 3.

                  "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                  "Current Market Price" shall mean, on any date specified herein, the average of the daily Market Price during the 10 consecutive trading days commencing 15 trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                  "Expiration Date" shall have the meaning assigned to it in the introduction to this Warrant.

                  "Fair Value" shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security, the Current Market Price, and (iii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined jointly by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Fair Value shall be equal to Appraised Fair Value.

                  "Fully Diluted Basis" means all shares of Common Stock outstanding and any shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities (including, without limitation, this Warrant), whether such right is exercisable or convertible immediately or only after the passage of time.

                  "Holder" shall have the meaning assigned to it in the introduction to this Warrant.

                  "Loan Agreement" shall have the meaning assigned to in the introduction to this Warrant.

                  "Market Price" shall mean, on any date specified herein, the amount per share of the Common Stock, equal to (i) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (ii) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, (iii) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (iv) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the Appraised Fair Value of such Common Stock.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Obligations" shall have the meaning set forth in the Loan Agreement, in so far as such obligations are for the payment of money.

                  "Options" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

                  "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or other Securities pursuant to Section 4 or otherwise.

                  "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

                  "Proposed Offering" shall mean an underwritten public offering of Common Stock by the Company occurring on or prior to February 28, 2004.

                  "Purchase Price" shall have the meaning assigned to it in the introduction to this Warrant.

                  "Registration Rights Agreement" shall mean the Warrantholders Rights Agreement dated as of the date hereof, as amended or otherwise modified from time to time.

                  "Restricted Securities" shall mean (i) any Warrants bearing the applicable legend set forth in Section 10.1, (ii) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of this Warrant which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (iii) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of this Warrant as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

                  "Rights" shall have the meaning assigned to it in Section
3.10.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                  "Warrant" shall have the meaning assigned to it in the introduction to this Warrant.

                  "Warrant Shares" shall mean any and all shares of Common Stock issued upon exercise of this Warrant.

                  2.       EXERCISE OF WARRANT.

                  2.1. Manner of Exercise; Payment of the Purchase Price. (a) This Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time prior to 5:00 p.m., New York City time, on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

                  (b) Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company, (ii) by cancellation of all or any part of the unpaid principal amount of Loans held by the Holder in an amount equal to the Purchase Price, (iii) by cancellation of such number of shares of Common Stock otherwise issuable to the Holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the shares of Common Stock to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or (iv) by surrender to the Company for cancellation certificates representing shares of Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Purchase Price.

                  2.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided in
Section 2.1, and, to the extent permitted by law, at such time the Person or Persons in whose name or names any certificate or certificates for Common Stock (or Other Securities) shall be issuable upon such exercise as provided in
Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

                  2.3. Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses. (a) As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within seven (7) Business Days thereafter, the Company shall cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 10, as the Holder may direct,

                  (i) a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Exercise Price per share on the date of Warrant exercise, and

                  (ii) in case such exercise is for less than all of the shares of Common Stock purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the shares of Common Stock purchasable hereunder.

                  (b) Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the initial Holder hereof for any issue or transfer tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company.

                  2.4. Exercise Disputes. In the case of any dispute with respect to the number of shares to be issued upon exercise of this Warrant, the Company shall promptly issue such number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within five (5) Business Days of receipt of the Holder's Election to Purchase Shares. If the Holder and the Company are unable to agree as to the determination of the number of issuable shares within five
(5) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, in accordance with this Section, submit via facsimile the disputed determination to an independent reputable accounting firm of national standing, selected by the Company and reasonably acceptable to the Holder. The Company shall cause such accounting firm to perform the determinations or calculations and notify the Company and the Holder of the results within forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such accounting firm's determination shall be binding upon all parties absent manifest error. The Company shall, on the next Business Day, issue certificate(s) representing the appropriate number of shares of Common Stock in accordance with such accounting firm's determination and this Section. All fees and expenses of such determinations and calculations shall be borne by the Company.

                  2.5. Company to Reaffirm Obligations. The Company shall, at the time of each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to the Holder.

                  2.6. Tax Basis. The Company and the Holder shall mutually agree as to the tax basis of this Warrant for purposes of the Internal Revenue Code of 1986, as amended, and the treatment of this Warrant under such Code by each of the Company and the Holder shall be consistent with such agreement.

                  3.       ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

                  3.1. Adjustment of Number of Shares. Upon each adjustment of the Purchase Price as a result of the calculations made in this Section 3, this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (i) the product of the aggregate number of shares covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (ii) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  3.2. Adjustment of Number of Shares.

                  3.2.1. Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3 or 3.4 but excluding Additional Shares of Common Stock purchasable upon exercise of Rights referred to in Section 3.10) without consideration or for a consideration per share less than the Current Market Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 3.8, the Purchase Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Purchase Price by a fraction

                  (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this

         Section 3.2.1, (i) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3.3 or 3.4, such Additional Shares shall be deemed to be outstanding, and (ii) treasury shares shall not be deemed to be outstanding, and

                  (b) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Current Market Price.

Notwithstanding anything to the contrary contained herein, no adjustment to Purchase Price shall be required for any sale of Additional Shares of Common Stock pursuant to the Proposed Offering if the Purchase Price adjustment under this section as a result of such sales pursuant to the Proposed Offering would be less than an amount equal to ten percent of Market Price as computed on the date of the initial sale of Common Stock pursuant to the Proposed Offering.

                  3.2.2. Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock other than (a) a dividend payable in Additional Shares of Common Stock or (b) a regularly scheduled cash dividend (at a rate not in excess of the rate of the last regularly scheduled cash dividend theretofore paid) payable out of consolidated earnings or earned surplus, determined in accordance with generally accepted accounting principles, or (c) a dividend of Rights referred to in
Section 3.10 hereof, then, in each such case, subject to Section 3.8, the Purchase Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Purchase Price by a fraction

                  (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the Fair Value of such dividend or distribution applicable to one share of Common Stock, and

                  (y)      the denominator of which shall be such Current Market
         Price,

provided that, in the event that the amount of such dividend as so determined is equal to or greater than 10% of such Current Market Price or in the event that such fraction is less than 9/10ths, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall receive, upon Warrant exercise, a pro rata share of such dividend based upon the maximum number of shares of Common Stock at the time issuable to the Holder (determined without regard to whether the Warrant is exercisable at such time.)

                  3.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable, but exclusive of options or convertible securities excluded from the definition of Additional Shares of Common Stock), then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless (i) the consideration per share (determined pursuant to Section 3.5) of such shares would be less than the Current Market Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and (ii) such Additional Shares of Common Stock are not purchasable pursuant to Rights referred to in Section 3.10, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued

                  (a) whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Purchase Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (x) a change of control of the Company, (y) the acquisition by any Person or group of Persons of any specified number or percentage of the voting securities of the Company or (z) any similar event or occurrence, each such case to be deemed hereunder to involve a separate issuance of Additional Shares of Common Stock, Options or Convertible Securities, as the case may be;

                  (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                  (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                           (i) in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                           (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

                  (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Purchase Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                  (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

                  3.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

                  3.5. Computation of Consideration. For the purposes of this
Section 3,

                  (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                           (i) insofar as it consists of cash, be computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                           (ii)     insofar as it consists of property
                  (including securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

                           (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash is to be determined as provided in the definition of `Fair Value' herein;

                  (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                           (i) the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such

                  Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a),

                  by

                           (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

                  (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

                  3.6. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  3.7. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 3, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 3 with respect to the Purchase Price and the number of shares purchasable upon Warrant exercise shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

                  3.8. De Minimis Adjustments. If the amount of any adjustment of the Purchase Price required pursuant to this Section 3 would be less than one tenth (1/10) of one percent (1%) of the Purchase Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Purchase Price of at least one tenth (1/10) of one percent (1%) of such Purchase Price. All calculations under this Warrant shall be made to the nearest one-hundredth of a share.

                  3.9. Abandoned Dividend or Distribution. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Purchase Price under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Purchase Price and number of shares of Common Stock purchasable upon Warrant exercise by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

                  3.10. Shareholder Rights Plan. Notwithstanding the foregoing, in the event that the Company shall distribute "poison pill" rights pursuant to a "poison pill" shareholder rights plan (the "Rights"), the Company shall, in lieu of making any adjustment pursuant to Section 3.2.1 or Section 3.2.2 hereof, make proper provision so that each Holder who exercises a Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, a number of Rights to be determined as follows: (i) if such exercise occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such exercise at the time of such exercise would be entitled in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such exercise occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares into which the Warrant so exercised was exercisable immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                  4.       CONSOLIDATION, MERGER, ETC.

                  4.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof shall (a) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of the Common Stock or Other Securities, (other than a capital reorganization or reclassification resulting in the issue or Additional Shares of Common Stock for which adjustment in the Purchase Price is provided in section 3.2.1 or 3.2.2), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 through 5, provided that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if the Holder so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, the Holder of this Warrant shall be entitled to receive upon surrender of this Warrant the highest amount of securities, cash or other property to which it would actually have been entitled as a shareholder if the Holder of this Warrant had exercised this Warrant prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Sections 3 through 5.

                  4.2. Assumption of Obligations. Notwithstanding anything contained in this Warrant or in the Loan Agreement to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of
Section 4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company to the Holder under the Registration Rights Agreement and (c) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, the Holder may be entitled to receive. Nothing in this Section 4 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Loan Agreement.

                  5. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Section 3 or Section 4 hereof are not strictly applicable or if strictly applicable would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which shall be reasonably acceptable to the Holder), which shall give their opinion on the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 3, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the Holder and shall make the adjustments described therein.

                  6. NO DILUTION OR IMPAIRMENT. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company shall (a) not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all liens, security interests, encumbrances, taxes, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, (c) not take any action which results in an increase of the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of this Warrant if that total number of issuable shares would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and (d) shall not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

                  7. CERTIFICATE AS TO ADJUSTMENTS. IN EACH case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant (e.g., by reason of the issuance of Additional Shares of Common Stock or Convertible Securities), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate, signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, the Treasurer or one of the Assistant Treasurers of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding on a Fully Diluted Basis and (c) the Purchase Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 3) on account thereof. The Company shall forthwith mail a copy of each such certificate to each holder of a Warrant and shall, upon the written request at any time of any holder of a Warrant, furnish to such holder a like certificate. The Company shall also keep copies of all such certificates at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof. The Company shall upon the request in writing of the Holder (at the Company's expense), retain independent public accountants of recognized national standing selected by the Board of Directors of the Company to make any computation required in connection with adjustments under this Warrant.

                  8.       NOTICES OF CORPORATE ACTION. In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall mail to the Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 45 days prior to the date therein specified.

                  9. REGISTRATION OF COMMON STOCK. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company shall, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. The Holder's rights regarding registration of the Warrant Shares under the Securities Act shall be governed by the Registration Rights Agreement.

                  10.      RESTRICTIONS ON TRANSFER.

                  10.1. Restrictive Legends. Except as otherwise permitted by this Section 10, this Warrant (including any Warrant issued upon the transfer of this Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.

Except as otherwise permitted by this Section 10, each certificate for Common Stock (or Other Securities) issued upon the exercise of this Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN CERTAIN COMMON STOCK PURCHASE WARRANT ISSUED BY THE COMPANY PURSUANT TO THE LOAN AGREEMENT, DATED AS OF OCTOBER 30, 2003, BETWEEN THE COMPANY AND CERTAIN OF THE COMPANY'S SUBSIDIARIES, THE HOLDER AND CERTAIN OTHER LENDERS FROM TIME TO TIME PARTY THERETO. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AND HAVE THE BENEFIT OF A WARRANTHOLDERS RIGHTS AGREEMENT DATED AS OF OCTOBER 30, 2003 AMONG SOURCE INTERLINK COMPANIES, INC. AND THE HOLDER. COMPLETE AND CORRECT COPIES OF SUCH WARRANT AND WARRANTHOLDERS RIGHTS AGREEMENT ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE AND WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                  10.2. Transfer to Comply With the Securities Act. Restricted Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of (a "Transfer"), in whole or in part, except in compliance with the provisions of the Securities Act and state securities or Blue Sky laws and the terms and conditions hereof.

                  10.3. Termination of Restrictions. The restrictions imposed by this Section 10 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) when, in the opinion of both counsel for the Holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legends required by Section 9.1.

                  10.4. Exempt Transfers. The restrictions on the transfer of this Warrant or the Warrant Shares set forth in this Section 10 shall not apply to transfers to or from an affiliate of the Holder.

                  11.      REPRESENTATIONS OF COMPANY.

                  11.1. Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify is not reasonably likely to result in a Material Adverse Change.

                  11.2. Authorization; Enforcement; Compliance with Other Instruments. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Warrant and the Registration Rights Agreement and to issue the Warrant Shares in accordance with this Warrant, (b) the execution and delivery of this Warrant and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of this Warrant and the reservation for issuance and the issuance of the Warrant Shares, upon exercise of this Warrant, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (c) the Registration Rights Agreement and this Warrant have been duly executed and delivered by the Company, and (d) the Registration Rights Agreement and this Warrant constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                  11.3. Capitalization. As of October 27, 2003, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, par value $0.01 per share, of which as of such date, 18,770,391 shares are issued and outstanding, and 2,000,000 shares of Preferred Stock, of which as of such date hereof, zero (0) shares are issued and outstanding. The Warrant represents approximately 2.131% of all issued and outstanding shares as of October 27, 2003. All of the outstanding shares of capital stock have been validly issued and are fully paid and nonassessable. No shares of capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as contemplated by this Warrant and for the securities listed on Schedule 11.3 attached hereto, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement and the Registration Rights Agreements listed on Schedule 11.3 attached hereto). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of this Warrant or, upon exercise of this Warrant, the issuance of Warrant Shares, except for anti-dilution provisions which have been validly waived on or prior to the date hereof in respect of the issuance of this Warrant and, upon exercise of this Warrant, the issuance of Warrant Shares.

                  11.4. Issuance of Warrants and Warrant Shares. This Warrant is duly authorized and, upon issuance in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of this Warrant, and upon such exercise, will be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

                  11.5. No Conflicts. The execution, delivery and performance of the Registration Rights Agreement and this Warrant by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrant Shares) will not (i) result in a violation of any organizational documents governing the Company or
(ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Registration Rights Agreement or this Warrant in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

                  11.6. Investment Company Status. The Company is not and, upon issuance of this Warrant or the Warrant Shares, will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  12. AVAILABILITY OF INFORMATION. So long as the Company shall not have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall, at any time and from time to time, upon the request of any holder of Restricted Securities and upon the request of any Person designated by such holder as a prospective purchaser of any Restricted Securities, furnish in writing to such holder or such prospective purchaser, as the case may be, a statement as of a date not earlier than 12 months prior to the date of such request of the nature of the business of the Company and the products and services it offers and copies of the Company's most recent balance sheet and profit and loss and retained earnings statements, together with similar financial statements for such part of the two preceding fiscal years as the Company shall have been in operation, all such financial statements to be audited to the extent audited statements are reasonably available, provided that, in any event the most recent financial statements so furnished shall include a balance sheet as of a date less than 16 months prior to the date of such request, statements of profit and loss and retained earnings for the 12 months preceding the date of such balance sheet, and, if such balance sheet is not as of a date less than six months prior to the date of such request, additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than six months prior to the date of such request. If the Company shall have filed a registration statement pursuant to the requirements of
Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act)) and will take such further action as any holder of Restricted Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any other rule or regulation now existing or hereafter adopted by the Commission. Upon the request of any holder of Restricted Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                  13. RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of this Warrant at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant shall be duly authorized and, when issued upon such exercise or conversion, shall be validly issued and, in the case of shares, fully paid and nonassessable, with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, taxes, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrants surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved by the Company in respect of any unexercised portion of this Warrant.

                  14.      REGISTRATION AND TRANSFER OF WARRANTS.

                  14.1. Warrant Register; Ownership of Warrants. This Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a warrant agent or the Company's transfer agent. The Company shall be entitled to treat the registered Holder of this Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of this Warrant for all purposes. Subject to Section 10, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

                  14.2.    Transfer of Warrants. Subject to compliance with
Section 10, if applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred.

                  14.3. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  14.4. Adjustments To Purchase Price and Number of Shares. Notwithstanding any adjustment in Purchase Price or the number or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

                  14.5. Fractional Shares. Notwithstanding any adjustment pursuant to Section 3 in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

                  15.      PUT RIGHTS. At any time and from time to time after
(i) the occurrence of a Event of Default, (ii) the payment in full of the entire principal balance of the Promissory Note or (iii) four (4) years from the Closing Date, the Holder may deliver one or more written notices to the Company (each, a "Put Notice") of its intention to require the Company to purchase for cash a portion of the Warrant and the Warrant Shares then owned by the Holder not to exceed an aggregate amount of 200,000 shares of Common Stock (the "Put Portion"). Each Put Notice shall specify the exact number of shares to be subject to such purchase request provided that the sum of all shares, when taken together with all prior shares purchased by the Company in connection with any prior Put Notice, do not exceed the Put Portion. Within thirty (30) days of receipt of such a Put Notice, the Company shall purchase the portion of the Warrant and the Warrant Shares then owned by the Holder specified in such Put Notice for a cash purchase price equal to the "Redemption Price". As used herein, the "Redemption Price" shall be equal to the greater of (a) the Current Market Price, determined as of the date of delivery of such notice, of the number of shares of Common Stock represented by the portion of the Warrant and Warrant Shares which are subject to the Put Notice minus, without duplication, the unpaid Purchase Price for any previously unissued Warrant Shares which are required to be purchased pursuant to the Put Notice and (b) the Appraised Fair Value, determined as of the date of delivery of such notice, of the portion of the Warrant and Warrant Shares subject to the Put Notice minus, without duplication, the unpaid Purchase Price for any previously unissued Warrant Shares which are required to be purchased pursuant to the Put Notice. The Holder may exercise its rights under this Section at any time and from time to time on or after the occurrence of any of the events described in clauses (i), (ii) or (iii) above. If for any reason the Issuer shall fail to pay its obligations under this Section when due, interest at a per annum rate equal to four (4.0) percent above the interest rate that would otherwise be applicable under Section 2.6 of the Loan Agreement, compounded daily, shall accrue on the unpaid principal amount of such unpaid obligations until paid in full in cash. Following any such default in payment, the Company shall promptly issue to the Holder a demand note in the principal amount equal to any unpaid amounts, bearing interest at a rate per annum equal to four (4.0) percent above the interest rate that would be otherwise applicable under Section
2.6 of the Loan Agreement, compounded daily, with the Company required to use any available cash to pay any accrued interest and unpaid principal on such note. So long as any obligations shall remain outstanding under the Revolver Loan Agreement, such note shall be subordinated to the payment and performance of the obligations of Company under the Revolver Loan Agreement in such manner as to constitute "Subordinated Indebtedness" under the Revolver Loan Agreement. Such rights shall be in addition to all other rights and remedies available to the Holder upon a breach by the Company of its obligations under this Section.

                  16. Call Right. At anytime following January 31, 2008, so long as the Company has fully repaid all Obligations owing under the Loan Agreement, the Company shall have the right to purchase from the Holder a portion of the unexercised Warrant representing the lesser of (x) 200,000 shares of Common Stock or (y) the remaining balance of the unexercised Warrant (such lesser amount, the "Maximum Call Amount") by providing written notice to the Holder (the "Call Notice"). The Company shall be entitled to only one Call Notice and such Call Notice shall specify the number of shares of Common Stock subject to such call right up to the Maximum Call Amount. Any exercise by the Company of its call right shall be irrevocable. The closing of the purchase by the Company, and the sale by the Holder, of the portion of the unexercised Warrant specified in the Call Notice, following exercise by the Company of its call right (the "Call Closing") shall be held at the principal office of Holder or its legal counsel within 30 days of Holder's receipt of the Company's Call Notice. At the Call Closing, Holder shall deliver the unexercised portion of the Warrant to the Company against receipt from the Company of the aggregate Call Price (as defined below) therefor in cash by wire transfer of immediately available funds to Holder's designated account. To the extent that the Call Notice is for less than the entire balance of the unexercised Warrant, the Holder shall be entitled to receive an amended and restated warrant for the unpurchased balance of the Warrant remaining after such call which shall be on terms and conditions identical to this Warrant except for the inclusion of any further call rights. As used herein: "Call Price" shall mean an amount equal to the greater of (a) the Current Market Price, determined as of the date of delivery of a Call Notice, of the number of shares of Common Stock represented by the Call Notice minus, without duplication, the unpaid Purchase Price for the unexercised portion of the Warrant represented by the Call Notice and (b) the Appraised Fair Value, determined as of the date of delivery of a Call Notice, of the number of shares of Common Stock represented by the Call Notice minus, without duplication, the unpaid Purchase Price for the unexercised portion of the Warrant represented by the Call Notice. If Holder tenders this Warrant at the Call Closing and the Company fails to tender payment of the required aggregate Call Price at the Call Closing, then the Company's call right shall thereupon terminate and be of no force or effect, notwithstanding its previous exercise thereof, and the Company shall indemnify Holder against all costs, expenses (including without limitation reasonable attorneys' fees), losses and damages paid, suffered or incurred by Holder as a result of the Company's exercise of such call right and failure to tender such aggregate Call Price.

                  17. REMEDIES; SPECIFIC PERFORMANCE. The Company stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

                  18. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

                  19. NOTICES. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any nationally-recognized courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:                     Source Interlink Companies, Inc.
                                       27500 Riverview Center Blvd.
                                       Suite 400
                                       Bonita Springs, Florida  34134

                                       Attention: Chief Executive Officer
                                       Fax: (239) 949-7689

with copies to:                        Tripp Scott
                                       110 Southeast Sixth Street, 15th Floor
                                       Fort Lauderdale, Florida  33301
                                       Attention: Garry W. Johnson
                                       Fax: (954) 760-4915

If to Holder:                          Hilco Capital LP
                                       One Northbrook Place
                                       5 Revere Drive, Suite 202
                                       Northbrook, Illinois  60062
                                       Attention: Portfolio Administrator
                                       Fax: (847) 559-9330

with copies to:                        Latham & Watkins LLP
                                       Suite 5800, Sears Tower
                                       233 S. Wacker Drive
                                       Chicago, Illinois 60606
                                       Attn: Philip Perzek
                                       Fax No. (312) 993-9767

                  All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 2.

                  20. AMENDMENTS. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

                  21. DESCRIPTIVE HEADINGS, ETC. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

                  22. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

                  23. COSTS AND ATTORNEYS' FEES. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Warrant by the Holder and the Holder is the prevailing party in such action, suit or other proceeding, the Company shall pay all of the Holder's costs and reasonable attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                  24. JUDICIAL PROCEEDINGS. Any legal action, suit or proceeding brought against the Company with respect to this Warrant may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in Section 18, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.

                  25. REGISTRATION RIGHTS AGREEMENT. The shares of Common Stock (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered as of the date first above written.

                                              SOURCE INTERLINK COMPANIES, INC.
                                              By: /s/ Marc Fierman
                                                 ---------------------------
                                              Name: Marc Fierman
                                              Title: Chief Financial Officer

                [Signature page to Common Stock Purchase Warrant]

                                                                    EXHIBIT A to
                                                   Common Stock Purchase Warrant

                           ELECTION TO PURCHASE SHARES

                  The undersigned hereby irrevocably elects to exercise the Warrant to purchase ____ shares of Common Stock, par value $_______ per share ("Common Stock"), of Source Interlink Companies, Inc. and hereby [makes payment of $________ therefor] [or] [makes payment therefor by application pursuant to
Section 2.1(b)(ii) of the Warrant of $_______ aggregate principal amount of Notes (as defined in the Warrant)] [or] [makes payment therefor by reduction pursuant to Section 2.1(b)(iii) of the Warrant of the number of shares of Common Stock otherwise issuable to the Holder upon Warrant exercise by ___ shares] [or] [makes payment therefor by delivery of the following Common Stock Certificates of the Company (properly endorsed for transfer in blank) for cancellation by the Company pursuant to Section 2.1(b)(iv) of the Warrant, certificates of which are attached hereto for cancellation [list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:_____________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

                  If the number of shares of Common Stock purchased (and/or reduced) hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased (or reduced) be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
                                (NAME OF HOLDER)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:_____________________________________________________________________
                                (NAME OF HOLDER)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

Dated: _____________, 200_                            HOLDER

                                                      By _______________________
                                                         Name:
                                                         Title:

                                                                    EXHIBIT B to
                                                   Common Stock Purchase Warrant

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $_____ per share ("Common Stock") of Source Interlink Companies, Inc. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee                    Address                        No. of Shares
----------------                    -------                        -------------

and does hereby irrevocably constitute and appoint Source Interlink Companies, Inc. to make such transfer on its books maintained for that purpose, with full power of substitution in the premises.

Dated: _______________, 200_                         HILCO CAPITAL LP

                                                     By ________________________
                                                        Name:
                                                        Title:

                                  SCHEDULE 11.3

              OUTSTANDING OPTIONS, WARRANTS, SCRIPTS, SUBSCRIPTION

                       COMMITMENT RIGHTS, AND COMMITMENTS

As of October 27, 2003, Source Interlink Companies, Inc. has outstanding options issued under its stock based employee compensation plans for the purchase of 5,049,689 shares of its common stock.

As of October 27, 2003, Source Interlink Companies, Inc. has outstanding warrants for the purchase of 33,644 shares of its common stock.

As of October 27, 2003, Source Interlink Companies, Inc. has outstanding commitments to issue warrants for the purchase of 225,000 shares of its common stock.